EX-99.16(b)

POWER OF ATTORNEY

The undersigned trustee of Invesco Balanced-Risk Commodity Strategy Fund (the “Fund”), a series of AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust (the "Registrant"), hereby appoints PHILIP A. TAYLOR and JOHN M. ZERR (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant's Registration Statement on Form N-14 with respect to the proposed reorganization of Invesco Commodities Strategy Fund, a series of the Registrant, with and into the Fund, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

           This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The undersigned trustee hereby executes this Power of Attorney as of the 30th day of November, 2011.

/S/ Carl Frischling
Carl Frischling

STATE OF NEW YORK                                     )
) ss.:
COUNTY OF NEW YORK)

On this 30th day of November, 2011, before me, the undersigned, personally appeared, Carl Frischling, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

                         /S/ Jennifer L. Esparza____________
Notary Public

_____________4/26/2015____________________
                 My Commission Expires

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner:  (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.

You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.

If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

LIABILITY OF AGENT:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENTS’ SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:

We, PHILIP A. TAYLOR and JOHN M. ZERR, have read the foregoing Power of Attorney.  We are the persons identified therein as agents for the principal named therein.

We acknowledge our legal responsibilities.

Agents sign here:               ==>                            /S/ Phil Taylor

                /S/ John M. Zerr

STATE OF TEXAS                             )
) ss.:
COUNTY OF Harris)

On this 30th day of November, 2011, before me, the undersigned, personally appeared Philip A. Taylor, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

                         /S/ Jennifer L. Esparza____________
Notary Public

_____________4/26/2015____________________
                  My Commission Expires

STATE OF TEXAS                             )
) ss.:
COUNTY OF Harris)

On this 30th day of November, 2011, before me, the undersigned, personally appeared John M. Zerr, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

                      /S/ Jennifer L. Esparza____________
Notary Public

_____________4/26/2015____________________
                My Commission Expires